UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Anthem, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Anthem. VOTE

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Online

Go to **www.envisionreports.com/antm** or scan the QR code — login details are located in the shaded bar below

If you hold Anthem 401(k) Plan shares, votes submitted must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2021

Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Anthem, Inc. Shareholder Meeting to be Held on May 26, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and instructions for participating in the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K are available at:

www.envisionreports.com/antm

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/antm.**
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. Otherwise you will not receive a paper or email copy of the proxy materials. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 12, 2021 to facilitate timely delivery.

2 N O T C O Y

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Shareholder Meeting NoticeAnthem’s Annual Meeting of Shareholders will be held on Wednesday, May 26, 2021 at 9:00 a.m. Eastern Daylight Time in a virtual format only, via live audio webcast at www.meetingcenter.io/267442224. To log in to the audio webcast as a shareholder, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is ANTM2021.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.1. Election of Directors:1 - Lewis Hay, III2 - Antonio F. Neri3 - Ramiro G. Peru2. Advisory vote to approve the compensation of our named executive officers.3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021.In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponement thereof.Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only, via live audio webcast, to provide a safe experience for our shareholders, associates and the community. You will not be able to physically attend the Annual Meeting. Shareholders who participate in the virtual Annual Meeting may vote and submit questions during the Annual Meeting.Meeting Date and Time: Wednesday, May 26, 2021 at 9:00 a.m. Eastern Daylight TimeMeeting Access: www.meetingcenter.io/267442224Meeting Password: ANTM2021The live audio webcast is compatible with all common web browsers and may be viewed on mobile devices. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.To log in to the webcast as a shareholder, visit the meeting access link. You will be asked to accept Computershare’s Terms and Conditions and Privacy Policy. Click “I have a Control Number” and provide your 15-digit control number from the shaded bar located on the reverse side of this form and the meeting password as your login.If you do not have internet access and want to listen to the Annual Meeting, please contact Anthem Shareholder Services at shareholder.services@anthem.com or call (800) 985-0999 by no later than 5:00 p.m., Eastern Daylight Time, on May 21, 2021 for alternative access instructions.PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to vote through the live webcast during the virtual Annual Meeting, please follow the directions above to login to the webcast as a shareholder.Here’s how to order a copy of the proxy materials and select delivery preferences:Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the control number in the shaded bar on the reverse side when requesting a copy of the proxy materials.— Internet – Go to www.envisionreports.com/antm. Click “Cast Your Vote or Request Materials.”— Phone – Call us free of charge at 1-866-641-4276.— Email – Send an email to investorvote@computershare.com with “Proxy Materials Anthem” in the subject line. Include your full name and address, plus the control number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 12, 2021.